Exhibit 99.1

Press Release

October 27, 2026	Contact Information:

For Immediate Release	Bobbi Belstner
Vice President, Corporate Controller
414.361.0122

Zurn Elkay Water Solutions Reports Third Quarter 2026 Financial Results
Investor call scheduled for Wednesday, October 28, 2026 at 8:30 a.m. Eastern Time
MILWAUKEE, WI (USA) - Zurn Elkay Water Solutions Corporation (NYSE:ZWS)

Third Quarter Highlights
•Net sales in the quarter were $495 million compared with $455 million in last year’s September quarter (+7% core sales(1), +2% acquisitions).
•Net income from continuing operations was $76 million (diluted EPS from continuing operations of $0.45) compared with net income from continuing operations of $60 million (diluted EPS from continuing operations of $0.35) in the year-ago quarter.
•Adjusted EBITDA(1) was $140 million (28.3% of net sales) compared with $122 million (26.8% of net sales) in last year's third quarter.
•Adjusted EPS(1) was $0.52 compared with $0.43 in the year-ago quarter.
•Free cash flow(1) of $110 million, excluding International Emergency Economic Powers Act ("IEEPA") reciprocal tariff refunds received, net of related taxes paid; Net debt leverage(1) of 0.4x as of September 30, 2026.
•Completed acquisition of Intellihot, Inc. ("Intellihot").
•Deployed $35 million to repurchase 0.7 million shares of common stock in the quarter.
•Increased annual dividend 18% to $0.52 per share.

Todd A. Adams, Chairman and Chief Executive Officer, commented, “We delivered 7% core sales(1) growth, 28.3% adjusted EBITDA margins(1) and free cash flow(1) of $110 million in the third quarter. We were able to leverage our exceptional free cash flow(1) to invest $35 million in share repurchases in the quarter as well as fund the Intellihot acquisition, which closed during the third quarter. Finally, we are increasing our annual dividend by 18% to $0.52 per share, reflecting the confidence we have in the long-term fundamentals of our business and business model driven by the Zurn Elkay Business System.”
Adams continued, “Last quarter we announced the acquisition of Intellihot, which along with our Wilkins backflow are key components of the hot water loop. Earlier this month, we continued to build out our presence in the hot water loop with the entrance into the digital master mixing valve market with internally developed new products that we believe will allow us to take meaningful, profitable share in the category over the next several years. These breakthrough initiatives are part of our continued focus to leverage our significant competitive advantages into adjacencies. In 2026 alone, we believe we’ve expanded our served markets by roughly $400 million. While we’re encouraged with our progress, we are also aware that we must continue to be nimble in finding pockets of growth to offset the general uncertainty that exists within our served markets and the broader economy.”

Fourth Quarter and Full Year Outlook
“As we start the fourth quarter, it feels like a time to be conservative in our assumptions while remaining aggressive with our actions with everything that’s happening in the world right now. For the fourth quarter, we expect net sales to be between $430 million to $437 million and adjusted EBITDA(1) between $120 million to $123 million and full year free cash flow(1) to be greater than $350 million, excluding the net impact of tariff related refunds received.”
Third Quarter 2026 Overview
Net sales were $495.1 million and $455.4 million during the three months ended September 30, 2026 and September 30, 2025, respectively, an increase of 9% year over year. Core sales improved 7% year over year, including growth in nearly all product categories, as well as an additional 2% increase resulting from our acquisition of Intellihot.
During the three months ended September 30, 2026, income from operations was $108.2 million compared to $77.5 million during the three months ended September 30, 2025. Income from operations as a percentage of net sales increased by 490 basis points year over year as a result of product mix, Zurn Elkay Business System led productivity initiatives and supply chain repositioning.
Adjusted EBITDA(1) was $140.1 million, or 28.3% of net sales, during the three months ended September 30, 2026 compared to $122.2 million, or 26.8% of net sales, during the three months ended September 30, 2025.

(1)    Refer to "Non-GAAP Financial Measures" for a definition of this non-GAAP metric, as well as the accompanying reconciliations to GAAP.

Non-GAAP Financial Measures
The following non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.
Core Sales
Core sales excludes the impact of mergers, acquisitions, divestitures and foreign currency translation. Management believes that core sales facilitates easier and more meaningful comparison of our net sales performance with prior and future periods and to our peers. We exclude the effect of mergers, acquisitions and divestitures because the nature, size and number of mergers, acquisitions and divestitures can vary dramatically from period to period and between us and our peers, and can also obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of foreign currency translation from this measure because the volatility of currency translation is not under management's control.
Adjusted Net Income and Adjusted Earnings Per Share
Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude actuarial gains and losses on pension and postretirement benefit obligations, restructuring and other similar charges, gains or losses on divestitures, discontinued operations, gains or losses on extinguishment of debt, the impact of acquisition-related fair value adjustments in connection with purchase accounting, amortization of intangible assets, the adjustment to state inventories at last-in, first-out costs, and other non-operational, non-cash or non-recurring gains and losses, net of their income tax impact. The tax rates used to calculate adjusted net income and adjusted earnings per share are based on a transaction specific basis. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.
EBITDA
EBITDA represents earnings from continuing operations before interest and other debt related activities, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.
Adjusted EBITDA
“Adjusted EBITDA” is the term we use to describe EBITDA as defined and adjusted in our credit agreement, which is net income, adjusted for the items summarized in the Reconciliation of GAAP to Non-GAAP Financial Measures table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring gains or losses. It is also provided to aid investors in understanding our compliance with our debt covenants. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. Adjusted EBITDA should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. “Adjusted EBITDA Margin” is the term we use to describe Adjusted EBITDA divided by net sales.
In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro forma last-twelve-month impact of acquisitions), or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. Lastly, management and various investors use the ratio of the change in Adjusted EBITDA divided by the change in net sales (referred to as “incremental margin” in the case of an increase in net sales or “decremental margin” in the case of a decrease in net sales) as an additional measure of our financial performance and when making key investment decisions and evaluating us against peers.
Free Cash Flow
We define Free Cash Flow as cash flow from operations less capital expenditures and IEEPA reciprocal tariff refunds, net of related taxes paid, and we use this metric in analyzing our ability to service and repay our debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt. We define Free Cash Flow Conversion as Free Cash Flow divided by net income.
Return on Invested Capital (“ROIC”)
ROIC is used because we believe it is an important supplemental measure of financial performance and it is also currently a performance measure under our long-term incentive plan. ROIC is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. ROIC is also used by investors and analysts to evaluate management’s deployment of capital to create shareholder value. We define ROIC as tax-effected net operating income for the last 12 months divided by average total invested capital over a rolling four-quarter period. Total invested capital is defined as shareholders equity plus debt, less cash and cash equivalents. Other companies may not define or calculate ROIC in the same way.
About Zurn Elkay Water Solutions
Named one of America’s Greatest Companies and America’s Most Responsible Companies by Newsweek and one of America’s Best Companies and the World’s Best Companies for Sustainable Growth by TIME, Zurn Elkay Water Solutions is headquartered in Milwaukee, Wisconsin, and is a growth-oriented, pure-play water management business that designs, procures, manufactures and markets what we believe to be the broadest sustainable product portfolio of specification-driven water management solutions to improve health, hydration, human safety and the environment. The Zurn Elkay product portfolio includes professional grade water safety and control products, flow systems products, hygienic and environmental products and filtered drinking water products for public and private spaces. Learn more at www.zurnelkay.com.

Conference Call Details
Zurn Elkay Water Solutions will hold a conference call and webcast presentation on Wednesday, October 28, 2026, at 8:30 a.m. Eastern Time to discuss its third quarter 2026 results, provide a general business update and respond to investor questions. The conference call can be accessed via telephone as follows:
North America toll-free: 833-461-5787
International toll: 585-542-9983
Meeting ID: 323358105
A live webcast of the call will also be available on the Company's investor relations website. Please go to the website (investors.zurnelkay.com) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.
If you are unable to participate during the live teleconference, a replay of the conference call will be available as a webcast on the Company's investor relations website.
Cautionary Statement on Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based on information available to Zurn Elkay Water Solutions as of the date of this release, and Zurn Elkay Water Solutions assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” in our report on Form 10-K for the period ended December 31, 2025, as well as the Company’s subsequent annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(in Millions, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net sales	$495.1	$455.4	$1,419.1	$1,288.7
Cost of sales	249.3	254.7	679.2	704.7
Gross profit	245.8	200.7	739.9	584.0
Selling, general and administrative expenses	121.0	106.7	348.7	316.1
Restructuring and other similar charges	1.4	1.8	4.1	5.4
Amortization of intangible assets	15.2	14.7	44.5	44.0
Income from operations	108.2	77.5	342.6	218.5
Non-operating expense:
Interest expense, net	(6.3)	(7.1)	(18.6)	(22.1)
Other income, net	0.7	8.7	5.6	6.7
Income before income taxes	102.6	79.1	329.6	203.1
Provision for income taxes	(26.5)	(19.5)	(82.1)	(52.4)
Net income from continuing operations	76.1	59.6	247.5	150.7
Income from discontinued operations, net of tax	0.2	2.2	1.0	5.2
Net income	$76.3	$61.8	$248.5	$155.9

Basic net income per share:
Continuing operations	$0.46	$0.35	$1.49	$0.89
Discontinued operations	$—	$0.01	$—	$0.03
Net income	$0.46	$0.36	$1.49	$0.92
Diluted net income per share:
Continuing operations	$0.45	$0.35	$1.47	$0.88
Discontinued operations	$—	$0.01	$—	$0.03
Net income	$0.45	$0.36	$1.47	$0.91
Weighted-average number of shares outstanding (in thousands):
Basic	166,259	168,125	167,002	168,977
Effect of dilutive equity awards	1,846	2,148	2,009	2,250
Diluted	168,105	170,273	169,011	171,227

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended September 30, 2026
(in Millions) (Unaudited)

	Three Months Ended September 30, 2026
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$495.1		$—			$495.1

Income from operations	108.2		10.4	(a)		118.6

Income before income taxes	102.6		14.3	(b)		116.9
Provision for income taxes and indicated rate	(26.5)	25.8%	(3.6)		25.2%	(30.1)	25.7%
Net income from continuing operations	76.1		10.7			86.8

Income from discontinued operations, net of tax	0.2		(0.2)			—
Net income	$76.3		$10.5			$86.8

	Income from Operations Adjustments (a)		Income before Income Taxes Adjustments (b)
Restructuring and other similar charges	$1.4		$1.4
Acquisition-related fair value adjustment	0.7		0.7
Last-In, First-Out ("LIFO") adjustments	(0.8)		(0.8)
Tariff refunds	(1.5)		(1.5)
Stock-based compensation expense	10.6		—
Amortization of intangible assets	—		15.2
Other income, net (1)	—		(0.7)
Total Adjustments	$10.4		$14.3
____________________
(1)Other income, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended September 30, 2026
(in Millions) (Unaudited)

	Nine Months Ended September 30, 2026
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$1,419.1		$—			$1,419.1

Income from operations	342.6		(14.3)	(a)		328.3

Income before income taxes	329.6		(6.9)	(b)		322.7
Provision for income taxes and indicated rate	(82.1)	24.9%	0.7		10.1%	(81.4)	25.2%
Net income from continuing operations	247.5		(6.2)			241.3

Income from discontinued operations, net of tax	1.0		(1.0)			—
Net income	$248.5		$(7.2)			$241.3

	Income from Operations Adjustments (a)		Income before Income Taxes Adjustments (b)
Restructuring and other similar charges	$4.1		$4.1
Acquisition-related fair value adjustment	0.7		0.7
Other, net (1)	0.7		0.7
Last-In, First-Out ("LIFO") adjustments	(2.2)		(2.2)
Tariff refunds	(49.1)		(49.1)
Stock-based compensation expense	31.5		—
Amortization of intangible assets	—		44.5
Other income, net (2)	—		(5.6)
Total Adjustments	$(14.3)		$(6.9)
____________________
(1)Other, net includes the gains and losses from the disposition of long-lived assets.
(2)Other income, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended September 30, 2025
(in Millions) (Unaudited)

	Three Months Ended September 30, 2025
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$455.4		$—			$455.4

Income from operations	77.5		23.6	(a)		101.1

Income before income taxes	79.1		20.0	(b)		99.1
Provision for income taxes and indicated rate	(19.5)	24.7%	(4.8)		24.0%	(24.3)	24.5%
Net income from continuing operations	59.6		15.2			74.8

Income from discontinued operations, net of tax	2.2		(2.2)			—
Net income	$61.8		$13.0			$74.8

	Income from Operations Adjustments (a)		Income before Income Taxes Adjustments (b)
Restructuring and other similar charges	$1.8		$1.8
Other, net (1)	0.3		0.3
Last-In, First-Out ("LIFO") adjustments	11.2		11.2
Stock-based compensation expense	9.6		—
Amortization of intangible assets	—		14.7
Supply chain optimization and footprint repositioning initiatives	0.7		0.7
Other income, net (2)	—		(8.7)
Total Adjustments	$23.6		$20.0
____________________
(1)Other, net includes the gains and losses from the disposition of long-lived assets.
(2)Other income, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended September 30, 2025
(in Millions) (Unaudited)

	Nine Months Ended September 30, 2025
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$1,288.7		$—			$1,288.7

Income from operations	218.5		55.5	(a)		274.0

Income before income taxes	203.1		63.7	(b)		266.8
Provision for income taxes and indicated rate	(52.4)	25.8%	(15.2)		23.9%	(67.6)	25.3%
Net income from continuing operations	150.7		48.5			199.2

Income from discontinued operations, net of tax	5.2		(5.2)			—
Net income	$155.9		$43.3			$199.2

	Income from Operations Adjustments (a)		Income before Income Taxes Adjustments (b)
Restructuring and other similar charges	$5.4		$5.4
Other, net (1)	0.3		0.3
Last-In, First-Out ("LIFO") adjustments	18.2		18.2
Stock-based compensation expense	29.1		—
Amortization of intangible assets	—		44.0
Supply chain optimization and footprint repositioning initiatives	2.5		2.5
Other income, net (2)	—		(6.7)
Total Adjustments	$55.5		$63.7
____________________
(1)Other, net includes the gains and losses from the disposition of long-lived assets.
(2)Other income, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three and Nine Months Ended September 30, 2026 and September 30, 2025
(in Millions, except share and per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
Adjusted EBITDA	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income	$76.3	$61.8	$248.5	$155.9
Income from discontinued operations, net of tax	(0.2)	(2.2)	(1.0)	(5.2)
Provision for income taxes	26.5	19.5	82.1	52.4
Other income, net (1)	(0.7)	(8.7)	(5.6)	(6.7)
Interest expense, net	6.3	7.1	18.6	22.1
Depreciation and amortization	21.5	21.8	63.8	66.6
EBITDA	$129.7	$99.3	$406.4	$285.1

Adjustments
Restructuring and other similar charges	$1.4	$1.8	4.1	5.4
Stock-based compensation expense	10.6	9.6	31.5	29.1
Last-In, First-Out ("LIFO") adjustments	(0.8)	11.2	(2.2)	18.2
Tariff refunds	(1.5)	—	(49.1)	—
Acquisition-related fair value adjustment	0.7	—	0.7	—
Other, net (2)	—	0.3	0.7	0.3
Subtotal of adjustments	10.4	22.9	(14.3)	53.0
Adjusted EBITDA	$140.1	$122.2	$392.1	$338.1

(1)Other income, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.
(2)Other, net includes the gains and losses from disposition of long-lived assets.

	Three Months Ended		Nine Months Ended
Adjusted Net Income and Earnings Per Share	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income	$76.3	$61.8	$248.5	$155.9
Income from discontinued operations, net of tax	(0.2)	(2.2)	(1.0)	(5.2)
Amortization of intangible assets	15.2	14.7	44.5	44.0
Restructuring and other similar charges	1.4	1.8	4.1	5.4
Supply chain optimization and footprint repositioning initiatives	—	0.7	—	2.5
Acquisition-related fair value adjustment	0.7	—	0.7	—
Last-In, First-Out ("LIFO") adjustments	(0.8)	11.2	(2.2)	18.2
Tariff refunds	(1.5)	—	(49.1)	—
Other income, net (1)	(0.7)	(8.7)	(5.6)	(6.7)
Other, net (2)	—	0.3	0.7	0.3
Tax effect on above items	(3.6)	(4.8)	0.7	(15.2)
Adjusted net income	$86.8	$74.8	$241.3	$199.2

GAAP diluted net income per share from continuing operations	$0.45	$0.35	$1.47	$0.88
Adjusted earnings per share - diluted	$0.52	$0.43	$1.43	$1.16

Weighted-average number of shares outstanding (in thousands):
GAAP basic weighted-average shares	166,259	168,125	167,002	168,977
Effect of dilutive equity awards	1,846	2,148	2,009	2,250
Adjusted diluted weighted-average shares	168,105	170,273	169,011	171,227

(1)Other income, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.
(2)Other, net includes the gains and losses from the disposition of long-lived assets.

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Cash provided by operating activities	$112.2	$101.3	$320.6	$254.8
Expenditures for property, plant and equipment	(9.8)	(7.4)	(16.1)	(20.7)
Tariff refunds (1)	7.2	—	(40.4)	—
Free cash flow	$109.6	$93.9	$264.1	$234.1
(1)Net of related taxes paid of $8.7 million during the three and nine months ended September 30, 2026.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(in Millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income	$76.3	$61.8	$248.5	$155.9
Other comprehensive income (loss):
Foreign currency translation adjustments	0.5	(2.5)	(3.6)	2.2
Change in pension and other postretirement benefit obligations, net of tax	—	(6.2)	—	(6.2)
Other comprehensive income (loss), net of tax	0.5	(8.7)	(3.6)	(4.0)
Total comprehensive income	$76.8	$53.1	$244.9	$151.9

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in Millions, except share amounts)

	(Unaudited)
	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$307.1	$300.5
Receivables, net	264.9	184.8
Inventories, net	280.8	274.4
Income taxes receivable	0.9	13.3
Other current assets	30.4	38.7
Total current assets	884.1	811.7
Property, plant and equipment, net	160.3	157.6
Intangible assets, net	835.0	835.0
Goodwill	848.6	795.0
Other assets	78.8	80.1
Total assets	$2,806.8	$2,679.4
Liabilities and stockholders' equity
Current liabilities:
Current maturities of debt	$1.7	$0.9
Trade payables	90.4	65.2
Compensation and benefits	41.7	40.9
Current portion of pension and other postretirement benefit obligations	1.1	1.1
Other current liabilities	175.2	151.3
Total current liabilities	310.1	259.4

Long-term debt	498.6	495.6
Pension and other postretirement benefit obligations	9.3	9.6
Deferred income taxes	166.9	189.7
Operating lease liability	32.2	42.0
Other liabilities	96.2	79.8
Total liabilities	1,113.3	1,076.1

Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; shares issued and outstanding: 165,383,297 at September 30, 2026 and 166,981,602 at December 31, 2025	1.7	1.7
Additional paid-in capital	2,790.8	2,810.0
Retained deficit	(1,018.7)	(1,131.7)
Accumulated other comprehensive loss	(80.3)	(76.7)
Total stockholders' equity	1,693.5	1,603.3
Total liabilities and stockholders' equity	$2,806.8	$2,679.4

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in Millions)
(Unaudited)

	Nine Months Ended
	September 30, 2026	September 30, 2025
Operating activities
Net income	$248.5	$155.9
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	19.3	22.6
Amortization of intangible assets	44.5	44.0
Non-cash restructuring charges	—	0.5
Loss on dispositions of long-lived assets	0.7	0.3
Deferred income taxes	(14.2)	(11.7)
Other non-cash expenses	2.0	1.7
Pension curtailment and settlement	—	(10.7)
Stock-based compensation expense	31.5	29.1
Changes in operating assets and liabilities:
Receivables, net	(76.6)	(29.4)
Inventories, net	2.2	0.5
Other assets	27.6	22.9
Accounts payable	22.8	10.3
Accruals and other	12.3	18.8
Cash provided by operating activities	320.6	254.8

Investing activities
Expenditures for property, plant and equipment	(16.1)	(20.7)
Acquisitions, net of cash acquired	(107.3)	—
Cash used for investing activities	(123.4)	(20.7)

Financing activities
Repayments of debt	(1.0)	(0.6)
Payment of debt issuance costs	(3.0)	—
Proceeds from exercise of stock options and ESPP contributions	4.4	7.4
Taxes withheld and paid on employees' share-based payment awards	—	(0.6)
Repurchase of common stock	(134.7)	(134.9)
Payment of common stock dividends	(55.0)	(45.4)
Cash used for financing activities	(189.3)	(174.1)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1.3)	2.1
Increase in cash, cash equivalents and restricted cash	6.6	62.1
Cash, cash equivalents and restricted cash at beginning of period	300.5	198.0
Cash, cash equivalents and restricted cash at end of period	$307.1	$260.1